Exhibit 4.7

                                 ESCROW AGREEMENT


         This Escrow Agreement made and entered into as of the __th day of ___________, 1997, by and among McKINNON & COMPANY, INC., a Virginia corporation (the "Underwriter"), HIGHLANDS CAPITAL TRUST I, a statutory business trust organized under Delaware law (the "Trust") and HIGHLANDS BANKSHARES, INC., a Virginia corporation (the "Company" and, together with the Trust, the "Offerors"), and WILMINGTON TRUST COMPANY, a ________ corporation (the "Escrow Agent").

                                R E C I T A L S :

         A. The Offerors propose to sell up to $_____ of ___% Capital Securities, liquidation amount of $1,000 per preferred security (the "Capital Securities"), to the public at a price of $___ per Capital Security (the "Offering").

         B. The Offerors have retained the Underwriter, as selling agent for the Offerors on a best efforts basis, to sell the Capital Securities in the Offering, and the Underwriter has agreed to sell the Capital Securities as the Offerors' selling agent on a best efforts basis in the Offering, and the Underwriter has agreed to serve in this capacity, the terms of which relationship are set forth in an Underwriting Agreement between the Offerors and the Underwriter, the form of which is attached hereto as Exhibit A (the "Underwriting Agreement").

         C.    The Underwriter   will   enter   into   agreements   with  other
brokers/dealers (the "Selected Dealers" or individually, the "Selected Dealer") to assist in the sale of the Capital Securities.

         D. The Escrow Agent is willing to hold the proceeds in escrow pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

              1. Establishment of the Escrow Account. On or prior to the date of commencement of the Offering, the parties shall establish a non-interest-bearing account with the Escrow Agent, which escrow account shall be entitled "Highlands Capital Trust I, Escrow Account" (the "Escrow Account"). The Underwriter will instruct subscribers to make checks payable to "Wilmington Trust - Highlands Capital Trust I, Escrow Account." Any checks received by the Underwriter or the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned to the party that submitted the check.

              2. Escrow Period. The escrow period (the "Escrow Period") shall begin with the commencement of the Offering and shall terminate upon the Closing Date (as defined in Section 7 of this Agreement), or __________, whichever first occurs. During the Escrow Period, the Offerors are aware and understand that they are not entitled to any funds received into escrow and no amounts deposited by the Escrow Agent shall become property of the Offerors or any other entity, or be subject to the debts of the Offerors or any other entity.

              3.    Deposits into the Escrow Account.

                    (a) The Underwriter agrees that it shall deliver by noon of the next business day after receipt all monies received from subscribers for the payment of the Capital Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, (i) the subscriber's name and address, (ii) the number of Capital Securities purchased by the subscriber, (iii) the amount paid therefor by the subscriber, (iv) whether the consideration received from the subscriber was in the form of a check, draft or money order, and (v) the subscriber's social security or tax identification number.

                    (b) Funds received from Selected Dealers shall be deposited in the Escrow Account, and the Underwriter shall use its best efforts to immediately provide the Escrow Agent with any of the following information not previously received by the Escrow Agent: (i) the name and address of the Selected Dealer, (ii) the number of Capital Securities purchased through the Selected Dealer, (iii) the amount of funds delivered by the Selected Dealer,
(iv) whether the consideration received from the Selected Dealer was in the form of a check, draft or money order, and (v) the Selected Dealer's tax identification number.

                    (c) In the event that the Selected Dealers transfer subscriber monies directly to the Escrow Agent, the Selected Dealer shall provide the Escrow Agent with the following information: (i) the subscriber's name and address; (ii) the number of Capital Securities purchased by the subscriber; (iii) the amount paid therefor by the subscriber; (iv) whether the consideration received from the subscriber was in the form of a check, draft, money order or wire transfer, and (v) the subscribers social security or tax identification number. To the extent that a Selected Dealer fails to provide all such information to the Escrow Agent, the Underwriter shall use its best efforts to promptly provide, or cause such Selected Dealer to provide, the Escrow Agent with such information.

         All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

              4.    Collection Procedure.

                    (a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

                    (b) In the event that any check paid by a subscriber and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify the Underwriter by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the subscriber and shall transmit the statement previously delivered by the Underwriter relating to such purchase to the Underwriter.

                    (c) If the Underwriter rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Underwriter rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.



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

              5.    Delivery of Escrow Account and the Capital Securities.

                    (a) At least two (2) business days prior to the Closing (as hereinafter defined), the Underwriter and the Offerors shall provide the Escrow Agent with a statement, executed by both parties, containing the following information:

                           (i)    The total number of Capital Securities sold by
the Underwriter and through the Selected Dealers in the Offering;

                           (ii)   A listing of the number of  Capital Securities
sold through the Selected Dealers and the manner in which such Capital Securities should be registered upon issuance;

                           (iii)  The total number of Capital Securities sold by
the Underwriter directly to subscribers (excluding Selected Dealers) and a list of each subscriber, and the number of Capital Securities purchased by such subscriber, and specification of the manner in which such Capital Securities should be registered upon issuance; and

                           (iv)   A  calculation  by  the  Underwriter  and  the
Offerors as to the manner in which the Escrow Account should be distributed to the Offerors, the Underwriter and the Selected Dealers, and in the event of oversubscription or rejection of certain subscription agreements, the aggregate amount to be returned to individual subscribers and Selected Dealers and a listing of the exact amount to be returned to each such subscriber and Selected Dealer.

The Escrow Agent shall hold the Escrow Account and distribute it in accordance with the above-described statement on the date of Closing or such later date that it receives the above-described statement.

                    (b) The Offerors shall deliver the following to the Escrow Agent by 12:00 p.m. on the day prior to Closing:

                           (i)    certificates for the Capital Securities; and

                           (ii)   pressure  sensitive  address  labels  for each
subscriber to whom Capital Securities are being sold and for each Selected Dealer (who has not requested a different method of delivery) through whom Capital Securities are being sold.

On the day of Closing, the Escrow Agent shall mail to each subscriber and Selected Dealer (who has not requested a different method of delivery) the certificate for the Capital Securities purchased, using the labels provided to the Escrow Agent by the Offerors. If any Selected Dealer has requested a different method of delivery of the Capital Securities being purchased for its customers, the Underwriter shall inform the Escrow Agent of such request, and the Escrow Agent shall use its best efforts to comply with such request.

                    (c) Upon cancellation of the Offering by the Offerors or the Underwriter for any reason, the Escrow Agent shall return to the subscribers and/or Selected Dealers who contributed to the Escrow Account the exact amount contributed by them.

              6.    Investment of Escrow  Account.  The Escrow Agent shall
deposit   subscription   funds  in  the  Escrow   Account,   which  shall  be  a
non-interest-bearing account.



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

              7. Closing Date. The "Closing" and "Closing Time" shall be that date specified in the Underwriting Agreement.

              8. Compensation of Escrow Agent. The Underwriter shall pay the Escrow Agent a fee for its services hereunder in an amount equal to $________, which amount shall be deposited in the Escrow Account on or before the date of Closing. In the event that the Offering is canceled for any reason, the Underwriter shall pay the Escrow Agent its fee within ten (10) days after the Escrow Account is refunded to subscribers and Selected Dealers, and no such fee or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

              9. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

                    (a) The Escrow Agent's duties hereunder are limited solely to the safekeeping of the Escrow Account and the delivery of the Capital Securities in accordance with the terms of this Agreement. It is agreed that the Escrow Agent shall have no other duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof, shall not be required to perform any acts that may violate any applicable laws, and shall not be liable or responsible in any manner for any loss or damage arising by reason of any act or omission to act hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss or damage that may occur by reason of forgery, false representation, the exercise of its discretion in any particular manner or for any other reason, except any loss or damage arising by reason of its gross negligence or willful misconduct.

                    (b) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written instructions furnished to it hereunder and in good faith believed by it to be genuine or presented by the proper party or parties, and the Escrow Agent may assume that any person or entity purporting to give instructions in connection with provisions hereof has been duly authorized to do so. The Escrow Agent may at any time request written instructions from the Underwriter and the Offerors with respect to the interpretation of this Agreement or of any action to be taken or suffered or not taken hereunder.

                    (c) In the event that the Escrow Agent shall be uncertain about the interpretation of this Escrow Agreement or about its rights or obligations hereunder or the propriety of any action contemplated hereunder, or if the Escrow Agent shall receive instructions with respect to the Escrow Account that are in its opinion in conflict with any other instructions with respect to the Escrow Account that it has received or in conflict with any provision of this Agreement, (i) the Escrow Agent promptly shall notify the
Underwriter and the Offerors (and any other involved parties, if necessary) of such uncertainty or inconsistent instructions, (ii) the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Escrow Account until it shall be directed otherwise in writing signed by the Underwriter and the Offerors (any other involved parties, if necessary) or by a final order or judgment of a court of competent jurisdiction, and (iii) if the Escrow Agent does not receive a notice signed by the Underwriter and the Offerors (and any other involved parties, if necessary) resolving such uncertainty or inconsistent instructions within a reasonable time, the Escrow Agent shall have the right (but not the obligation) to file suit in interpleader and obtain an order or judgment from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves and, upon the conclusion thereof, to act in accordance with the resolution of such litigation.



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

             10. Indemnification and Fees of the Escrow Agent. The Underwriter and the Offerors hereby jointly and severally agree to indemnify, defend and save harmless the Escrow Agent from and against any and all losses, expenses (including without limitation, reasonable fees, disbursements and other expenses of counsel), assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Escrow Agent for anything done or omitted by it in the performance of its duties hereunder other than as a result of its gross negligence or willful misconduct. In addition to the foregoing, the Underwriter and the Offerors hereby agree that the Escrow Agent shall deduct from the Escrow Account prior to distributing or delivering the Escrow Account in accordance with Section 8 hereof reasonable compensation for the services rendered by the Escrow Agent hereunder.

             11.    Resignation and Replacement of the Escrow Agent.

                    (a) The Escrow Agent may resign at any time and thereupon be discharged of its duties and obligations as escrow agent hereunder by giving thirty (30) days' prior written notice thereof to the Underwriter and Offerors. Upon expiration of such 30-day period, the Escrow Agent shall have no further action until the Underwriter and the Offerors have jointly appointed a successor escrow agent. Upon receipt of written instructions signed by the Underwriter and the Offerors, the Escrow Agent shall promptly turn over the Escrow Account to the successor escrow agent. The Escrow Agent shall thereafter have no further duties or obligations hereunder.

                    (b) The Escrow Agent may be removed and discharged from its duties and obligations as escrow agent hereunder upon the mutual agreement of the Underwriter and the Offerors by delivering a written notice executed by the Underwriter and the Offerors of such removal to the Escrow Agent specifying the date when such removal shall be effective (but such a removal shall in no event be effective prior to the appointment of a successor escrow agent). In the event of such removal, the Underwriter and the Offerors shall, within thirty
(30) days after such notice, jointly appoint a successor escrow agent and, upon receipt of written instructions signed by the Underwriter and the Offerors, the Escrow Agent shall promptly turn over the Escrow Account to such successor escrow agent. The Escrow Agent shall thereafter have no further duties or obligations hereunder.

             12.    Notices.  It is further agreed as follows:

                    (a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

                    To the Offerors:

                    Highlands Capital Trust I
                    Highlands Bankshares, Inc.
                    340 West Main Street
                    Post Office Box 1128
                    Abingdon, Virginia  24212-1128
                    Attention: Samuel L. Neese



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

                    To the Underwriter:

                    McKinnon & Company, Inc.
                    1609 First Virginia Tower
                    555 Main Street
                    Norfolk, Virginia 23510
                    Attention: William J. McKinnon, Jr.

                    To the Escrow Agent:

                    Wilmington Trust Company
                    ________________________
                    ________________________
                    Attention:______________

             13.    Miscellaneous.

                    (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parries hereto and their respective successors and assigns.

                    (b) If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

                    (c) This Agreement shall be governed by the applicable laws of the State of Delaware.

                    (d) This Agreement may not be modified except in writing signed by the parties hereto.

                    (e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

                                  McKINNON & COMPANY, INC.



                                  By: _____________________________
                                      William J. McKinnon, Jr.
                                      President


                                  HIGHLANDS CAPITAL TRUST I



                                  By: _____________________________
                                      Trustee


                                  HIGHLANDS BANKSHARES, INC.



                                  By: _____________________________
                                  Title: __________________________


                                  WILMINGTON TRUST COMPANY



                                  By: _____________________________
                                  Title: __________________________



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